UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 15, 2014
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On July 15, 2014, The Hershey Company (the “Company”) announced preliminary sales and earnings information for the second quarter ended June 29, 2014. The portion of the press release, a copy of which is attached hereto as Exhibit 99.1, announcing the preliminary sales and earnings information for the second quarter is hereby incorporated into this Item 2.02 by reference.

Item 7.01.    Regulation FD Disclosure.

In the press release issued July 15, 2014, the Company announced updated sales and earnings guidance for the full year ending December 31, 2014. The portion of the press release announcing the updated 2014 outlook is hereby incorporated into this Item 7.01 by reference.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the applicable portions of Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.    Other Events.

In the press release issued July 15, 2014, the Company also announced an increase in wholesale prices across the majority of its U.S., Puerto Rico and export portfolio. The portions of the press release announcing the wholesale pricing increase are hereby incorporated into this Item 8.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	The Hershey Company Press Release dated July 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2014

THE HERSHEY COMPANY
By: /s/ David W. Tacka
David W. Tacka Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	The Hershey Company Press Release dated July 15, 2014